Exhibit 99.1

Microsoft Reports Third-Quarter Results

Microsoft delivers record third-quarter revenue and earnings per share; CFO transition announced.

REDMOND, Wash. — Apr. 18, 2013 — Microsoft Corp. today announced quarterly revenue of $20.49 billion for the quarter ended March 31, 2013. Operating income, net income, and diluted earnings per share for the quarter were $7.61 billion, $6.06 billion, and $0.72 per share.

These financial results reflect the net recognition of revenue related to the Windows Upgrade Offer, Office Upgrade Offer and Pre-Sales, and the Entertainment and Devices Division Video Game Deferral, partially offset by the European Commission fine. The following table reconciles these financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. We have provided this non-GAAP financial information to aid investors in better understanding the company’s performance.

	Three Months Ended March 31,			Percentage Change

(In millions, except per share amounts and percentages)	Revenue	Operating income	Diluted EPS	Revenue	Operating income	Diluted EPS

2012 As reported (GAAP)	$17,407	$6,374	$0.60

2013 As reported (GAAP)	$20,489	$7,612	$0.72	18%	19%	20%
Net revenue recognition for Windows Upgrade Offer, Office Upgrade Offer and Pre-Sales, and Video Game Deferral	($1,658)	($1,658)	($0.16)
European Commission fine		$733	$0.09
2013 As adjusted (non-GAAP)	$18,831	$6,687	$0.65	8%	5%	8%

“The bold bets we made on cloud services are paying off as people increasingly choose Microsoft services including Office 365, Windows Azure, Xbox LIVE, and Skype,” said Steve Ballmer, chief executive officer at Microsoft. “While there is still work to do, we are optimistic that the bets we’ve made on Windows devices position us well for the long-term.”

The Microsoft Business Division posted $6.32 billion of revenue, an 8% increase from the prior year period. Adjusting for the net recognition of revenue related to the Office Upgrade Offer and Pre-Sales, Microsoft Business Division non-GAAP revenue increased 5%. During the quarter, we launched the new Office, enhancing productivity and the user experience through new mobility, social, and cloud features.

The Server & Tools business reported $5.04 billion of revenue, an 11% increase from the prior year period, driven by double-digit percentage revenue growth in SQL Server and System Center.

“Our enterprise business continues to thrive,” said Kevin Turner, chief operating officer at Microsoft. “Enterprise customers are increasingly turning to Microsoft for their IT solutions and as a result, we continue to take share from our competitors in key areas including hybrid cloud, data platform, and virtualization.”

The Windows Division posted revenue of $5.70 billion, a 23% increase from the prior year period. Adjusting for the recognition of revenue related to the Windows Upgrade Offer, Windows Division non-GAAP revenue was flat. During the quarter, we added to the Surface family of devices with Surface Pro.

The Online Services Division reported revenue of $832 million, an 18% increase from the prior year period. Online advertising revenue grew 22% driven by an increase in revenue per search.

The Entertainment and Devices Division posted revenue of $2.53 billion, an increase of 56% from the prior year period. Adjusting for the recognition of revenue related to the Video Game Deferral, the division’s non-GAAP revenue increased 33% for the third quarter. Xbox LIVE now has over 46 million members worldwide, an 18% increase from the prior year period.

“Our diverse business continues to deliver solid financial results, even as we navigate the evolving device market,” said Peter Klein, chief financial officer at Microsoft. “Looking ahead, we will continue to invest in long-term growth opportunities to drive our devices and services strategy forward and deliver ongoing value to shareholders.”

Business Outlook

Adjusting for the European Commission fine, Microsoft is revising operating expense guidance downward and now offers a range of $30.2 billion to $30.5 billion for the full year ending June 30, 2013. Microsoft also offers preliminary fiscal year 2014 operating expense guidance of $31.6 billion to $32.2 billion, representing 4 to 6% growth from the mid-point of fiscal year 2013 adjusted guidance.

CFO Transition

The company also announced Microsoft CFO Peter Klein will leave the company at the end of the current fiscal year, after nearly four years in role and 11 years at the company. Microsoft will be naming a new CFO from its finance leadership team in the next several weeks.

“It has been a pleasure to work with Peter as CFO,” Ballmer said. “He’s been a key member of my leadership team and a strategic advisor to me, and I wish him the very best.”

“I’ve had a great experience as CFO and overall in my time at Microsoft,” Klein said. “We have an incredibly strong finance organization, and I’m looking forward to working with my successor on the transition through the end of the fiscal year.”

Webcast Details

Peter Klein, chief financial officer, Frank Brod, chief accounting officer, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on Apr. 18, 2014.

Adjusted Financial Results and Non-GAAP Measures

For the third quarter fiscal year 2013, GAAP revenue, operating income, and earnings per share included the recognition of revenue for the Windows Upgrade Offer, the Office Upgrade Offer and Pre-Sales, and the Entertainment and Devices Division Video Game Deferral, partially offset by the European Commission fine. These items are defined in our Form 10-Q for the quarterly period ended March 31, 2013. In addition to these financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Non-GAAP Reconciliations

Windows Division

(In millions, except percentages)	Three Months Ended March 31,	Percentage Change

2012 As reported revenue (GAAP)	$4,633

2013 As reported revenue (GAAP)	$5,703	23%

Revenue recognized for Windows Upgrade Offer	($1,085)

2013 As adjusted revenue (non-GAAP)	$4,618	0%

Microsoft Business Division

(In millions, except percentages)	Three Months Ended March 31,	Percentage Change

2012 As reported revenue (GAAP)	$5,842

2013 As reported revenue (GAAP)	$6,319	8%

Net revenue recognized for Office Upgrade Offer and Pre-Sales	($193)

2013 As adjusted revenue (non-GAAP)	$6,126	5%

Entertainment and Devices

Division

(In millions, except percentages)	Three Months Ended March 31,	Percentage Change

2012 As reported revenue (GAAP)	$1,618

2013 As reported revenue (GAAP)	$2,531	56%

Revenue recognized for Video Game Deferral	($380)

2013 As adjusted revenue (non-GAAP)	$2,151	33%

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	execution and competitive risks from our increasing focus on devices and services;

•	significant investments in new products and services that may not be profitable;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	improper disclosure of personal data that could result in liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•

unfavorable changes in general economic or market conditions, disruption of our partner networks or sales channels, or the availability of credit that affect demand for Microsoft’s products and services or the value of our investment portfolio;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s consumer hardware or other vertically integrated hardware and software products;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geopolitical conditions, natural disaster, cyber-attack or other catastrophic events disrupting Microsoft’s business; and

•	acquisitions, joint ventures, and strategic alliances that adversely affect the business.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of Apr. 18, 2013. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news/. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012

Revenue	$20,489	$17,407	$57,953	$55,664
Cost of revenue	4,787	3,952	14,647	13,367

Gross profit	15,702	13,455	43,306	42,297
Operating expenses:
Research and development	2,640	2,517	7,628	7,217
Sales and marketing	3,794	3,414	11,048	10,076
General and administrative	1,656	1,150	3,939	3,433

Total operating expenses	8,090	7,081	22,615	20,726

Operating income	7,612	6,374	20,691	21,571
Other income (expense)	(9)	(11)	216	337

Income before income taxes	7,603	6,363	20,907	21,908
Provision for income taxes	1,548	1,255	4,009	4,438

Net income	$6,055	$5,108	$16,898	$17,470

Earnings per share:
Basic	$0.72	$0.61	$2.02	$2.08
Diluted	$0.72	$0.60	$1.99	$2.05
Weighted average shares outstanding:
Basic	8,364	8,401	8,385	8,398
Diluted	8,429	8,498	8,472	8,502
Cash dividends declared per common share	$0.23	$0.20	$0.69	$0.60

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012

Net income	$ 6,055	$ 5,108	$ 16,898	$17,470
Other comprehensive income (loss):

Net unrealized gains (losses) on derivatives (net of tax effects of $19, $(24), $(10), and $103)	35	(44)	(19)	192

Net unrealized gains (losses) on investments (net of tax effects of $150, $255, $401, and $(297))	278	474	744	(551)

Translation adjustments and other (net of tax effects of $(61), $41, $31, and $(93))	(114)	76	58	(172)

Other comprehensive income (loss)	199	506	783	(531)

Comprehensive income	$ 6,254	$ 5,614	$ 17,681	$16,939

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	March 31, 2013	June 30, 2012

Assets
Current assets:
Cash and cash equivalents	$5,240	$6,938
Short-term investments (including securities loaned of $493 and $785)	69,243	56,102

Total cash, cash equivalents, and short-term investments	74,483	63,040
Accounts receivable, net of allowance for doubtful accounts of $267 and $389	11,991	15,780
Inventories	2,133	1,137
Deferred income taxes	1,676	2,035
Other	3,241	3,092

Total current assets	93,524	85,084
Property and equipment, net of accumulated depreciation of $12,247 and $10,962	9,204	8,269
Equity and other investments	11,193	9,776
Goodwill	14,682	13,452
Intangible assets, net	3,240	3,170
Other long-term assets	2,262	1,520

Total assets	$134,105	$121,271

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,532	$4,175
Current portion of long-term debt	2,246	1,231
Accrued compensation	3,474	3,875
Income taxes	689	789
Short-term unearned revenue	16,511	18,653
Securities lending payable	564	814
Other	3,913	3,151

Total current liabilities	31,929	32,688
Long-term debt	11,949	10,713
Long-term unearned revenue	1,394	1,406
Deferred income taxes	2,424	1,893
Other long-term liabilities	9,721	8,208

Total liabilities	57,417	54,908

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 8,349 and 8,381	66,826	65,797
Retained earnings (deficit)	7,657	(856)
Accumulated other comprehensive income	2,205	1,422

Total stockholders’ equity	76,688	66,363

Total liabilities and stockholders’ equity	$134,105	$121,271

MICROSOFT CORPORATION

CASH FLOW STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012

Operations
Net income	$ 6,055	$ 5,108	$ 16,898	$17,470
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	1,053	766	2,772	2,170
Stock-based compensation expense	599	591	1,805	1,724
Net recognized losses (gains) on investments and derivatives	(52)	68	(19)	(74)
Excess tax benefits from stock-based compensation	(6)	(10)	(192)	(84)
Deferred income taxes	226	(134)	404	282
Deferral of unearned revenue	9,686	8,142	28,632	21,825
Recognition of unearned revenue	(11,599)	(8,283)	(30,852)	(23,993)
Changes in operating assets and liabilities:
Accounts receivable	2,191	2,770	3,859	3,851
Inventories	(483)	(50)	(989)	(79)
Other current assets	139	73	(96)	938
Other long-term assets	(13)	9	(326)	(36)
Accounts payable	(67)	(114)	51	(380)
Other current liabilities	1,238	492	119	(107)
Other long-term liabilities	699	166	864	442

Net cash from operations	9,666	9,594	22,930	23,949

Financing
Proceeds from issuance of debt	0	0	2,232	0
Common stock issued	203	1,091	765	1,635
Common stock repurchased	(1,028)	(1,023)	(4,318)	(3,999)
Common stock cash dividends paid	(1,925)	(1,683)	(5,534)	(4,707)
Excess tax benefits from stock-based compensation	6	10	192	84
Other	0	0	(16)	0

Net cash used in financing	(2,744)	(1,605)	(6,679)	(6,987)

Investing
Additions to property and equipment	(930)	(749)	(2,463)	(1,683)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(108)	(84)	(1,564)	(9,586)
Purchases of investments	(18,160)	(23,951)	(48,372)	(45,297)
Maturities of investments	1,265	4,236	4,513	13,122
Sales of investments	9,730	7,946	30,163	23,317
Securities lending payable	543	361	(249)	3

Net cash used in investing	(7,660)	(12,241)	(17,972)	(20,124)

Effect of exchange rates on cash and cash equivalents	(39)	30	23	(60)

Net change in cash and cash equivalents	(777)	(4,222)	(1,698)	(3,222)
Cash and cash equivalents, beginning of period	6,017	10,610	6,938	9,610

Cash and cash equivalents, end of period	$ 5,240	$ 6,388	$ 5,240	$ 6,388

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012

Revenue
Windows Division	$5,703	$4,633	$14,828	$14,248
Server and Tools	5,039	4,531	14,779	13,484
Online Services Division	832	707	2,397	2,132
Microsoft Business Division	6,319	5,842	17,511	17,787
Entertainment and Devices Division	2,531	1,618	8,250	7,818
Unallocated and other	65	76	188	195

Consolidated	$20,489	$17,407	$57,953	$55,664

Operating income (loss)
Windows Division	$3,459	$2,979	$8,405	$9,133
Server and Tools	1,979	1,686	5,839	5,195
Online Services Division	(262)	(480)	(909)	(1,453)
Microsoft Business Division	4,104	3,797	11,321	11,704
Entertainment and Devices Division	342	(228)	958	632
Corporate-level activity	(2,010)	(1,380)	(4,923)	(3,640)

Consolidated	$7,612	$6,374	$20,691	$21,571